As filed with the Securities and Exchange Commission on April 8, 2008
Registration No. 333-148433

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NEURO-HITECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4121393
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503
New York, NY 10019
(212) 594-1215
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Dr. Gary T. Shearman
Chief Executive Officer
Neuro-Hitech, Inc.
One Penn Plaza, Suite 1503
New York, NY 10019
(212) 594-1215
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Jeffrey E. Jordan, Esq.
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5339
(202) 857-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities, or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated file,” “accelerated filer and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-3 (File No. 333-148433) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on January 2, 2008 by Neuro-Hitech, Inc. (the “Company”) and declared effective on January 17, 2008, the Company registered the sale, from time to time, of 3,284,645 shares of the Company’s common stock (the “Shares”). This Post-Effective Amendment No. 1 is being filed to deregister all Shares that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 8th day of April 2008.

NEURO-HITECH, INC.

By:	/s/ David Barrett
David Barrett Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Director	April 8, 2008
Gary T. Shearman	Principal Executive Officer and Director

/s/ David Barrett	Chief Financial Officer and	April 8, 2008
David Barrett	Principal Accounting Officer

*	Director	April 8, 2008
John Abernathy

*	Director	April 8, 2008
Mark Auerbach

*	Director	April 8, 2008
David Dantzker

	Director	April 8, 2008
Alan Kestenbaum

	Director	April 8, 2008
Jay Lombard

*	Director	April 8, 2008
Reuben Seltzer

*By: /s/ David Barrett		April 8, 2008
David Barrett As Attorney-in-Fact